Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS SECOND QUARTER 2019 RESULTS

AND ANNOUNCES NEWLY-FORMED JOINT VENTURE WITH GIC

Net Income Increases to $45.2 million;

Adjusted EBITDAre of $52.4 million; Adjusted FFO per share of $0.37

Initial GIC Joint Venture Acquisition Announced

Austin, Texas, July 31, 2019 --- Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the quarter ended June 30, 2019.

“We continue to be pleased with the financial performance of our portfolio as stable top line growth and a focus on cost controls held operating margins generally unchanged during the quarter. Additionally, RevPAR growth for our well-located and diverse portfolio of high-quality hotels exceeded the STR Upscale average by 160 basis points in the second quarter and also surpassed RevPAR growth for the overall industry,” said Dan Hansen, the Company’s Chairman, President and Chief Executive Officer. “We are also thrilled to announce our partnership with GIC, a well-respected and highly regarded investor that shares our disciplined, long-term approach to creating value.  The pending acquisition of the Hampton Inn & Suites Silverthorne will serve as our first investment in the joint venture and we look forward to growing the scale of the partnership,” commented Mr. Hansen.

Second Quarter 2019 Highlights

•	Net Income: Net income attributable to common stockholders increased 33.6 percent to $45.2 million, or $0.43 per diluted share, compared with $33.9 million, or $0.32 per diluted share, in the same period of 2018.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) increased 1.2 percent to $133.51 from the same period in 2018. Pro forma average daily rate (“ADR”) increased 1.2 percent to $163.15 compared to the same period in 2018 and pro forma occupancy increased 0.1 percent to 81.8 percent.

•	Same-Store RevPAR: Same-store RevPAR increased 1.1 percent to $131.91 from the same period in 2018. Same-store ADR increased 1.3 percent to $161.64 compared to the same period in 2018 and occupancy decreased 0.2 percent to 81.6 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $55.2 million, an increase of 2.7 percent from the same period in 2018. Pro forma hotel EBITDA margin contracted by 3 basis points to 39.0 percent from 39.1 percent in the same period of 2018.

•	Adjusted EBITDAre: Adjusted EBITDAre decreased 5.0 percent to $52.4 million from $55.2 million in the same period of 2018.

•	Adjusted FFO: AFFO decreased 6.7 percent to $38.6 million, or $0.37 per diluted share, from $41.4 million, or $0.40 per diluted share, in the same period of 2018.

•	Dispositions: The Company sold six hotels, containing 815 guestrooms, for an aggregate gross sales price of $135.0 million. The sale price, plus estimated near-term capital improvements, represented a 12.8x EBITDA multiple and 6.9 percent capitalization rate for the trailing twelve months ended March 31, 2019 and resulted in a net gain of $36.6 million.

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The Company’s results for the three and six months ended June 30, 2019 and 2018 are as follows:

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2019		2018	2019		2018
	unaudited
	(Dollars in thousands, except per share amounts)
Net income attributable to common stockholders	$45,248		$33,867	$54,416		$34,735
Net income per diluted share	$0.43		$0.32	$0.52		$0.33
Total revenues	$142,930		$152,222	$281,882		$292,421
EBITDAre (1)	$49,409		$55,812	$94,812		$100,354
Adjusted EBITDAre (1)	$52,420		$55,155	$99,145		$101,902
FFO (1)	$35,202		$41,472	$65,652		$67,509
Adjusted FFO (1)	$38,648		$41,438	$70,912		$73,574
FFO per diluted share and unit (1,2)	$0.34		$0.40	$0.63		$0.65
Adjusted FFO per diluted share and unit (1,2)	$0.37		$0.40	$0.68		$0.71

Pro Forma (3)
RevPAR	$133.51		$131.90	$129.36		$126.43
RevPAR Growth	1.2%			2.3%
Hotel EBITDA	$55,191		$53,715	$103,365		$98,646
Hotel EBITDA margin	39.0%		39.1%	37.9%		37.6%
Hotel EBITDA margin growth	-3	bps		27	bps

(1)	See tables later in this press release for a discussion and reconciliation of net income to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Amounts are based on 104,255,000 weighted average diluted common shares and units and 104,273,000 weighted average diluted common shares and units for the three months ended June 30, 2019, and 2018, respectively, and 104,261,000 weighted average diluted common shares and units and 104,360,000 weighted average diluted common shares and units for the six months ended June 30, 2019, and 2018, respectively. The Company includes the outstanding common units of limited partnership interests (“OP Units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company in the determination of weighted average diluted common shares and units because the OP Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 69 hotels owned as of June 30, 2019, as if each hotel had been owned by the Company since January 1, 2018. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2018, which includes periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Year-To-Date 2019 Highlights

•	Net Income: Net income attributable to common stockholders increased 56.7 percent to $54.4 million, or $0.52 per diluted share, compared with $34.7 million, or $0.33 per diluted share, in the same period of 2018.

•	Pro Forma RevPAR: Pro forma RevPAR increased 2.3 percent to $129.36 from the same period in 2018. Pro forma ADR grew to $163.34, an increase of 1.9 percent from the same period in 2018 and pro forma occupancy increased 0.4 percent to 79.2 percent

•	Same-Store RevPAR: Same-store RevPAR increased 2.1 percent to $128.21 from the same period in 2018. Same-store ADR increased 2.0 percent to $162.45 compared to the same period in 2018 and same-store occupancy increased 0.1 percent to 78.9 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $103.4 million, an increase of 4.8 percent from the same period in 2018. Pro forma hotel EBITDA margin expanded by 27 basis points to 37.9 percent from 37.6 percent in the same period of 2018.

•	Adjusted EBITDAre: Adjusted EBITDAre decreased 2.7 percent to $99.1 million from $101.9 million in the same period of 2018.

•	Adjusted FFO: AFFO decreased 3.6 percent to $70.9 million, or $0.68 per diluted share, from $73.6 million, or $0.71 per diluted share, in the same period of 2018.

•	Dispositions: The Company sold eight hotels containing 945 guestrooms for an aggregate gross sales price of $146.6 million, or $155,100 per key. The eight properties were sold at an average trailing capitalization rate of 7.0 percent and resulted in the realization of an aggregate net gain on sale of $40.8 million.

GIC Joint Venture (the “Joint Venture”)

The Company has entered into the Joint Venture with GIC, Singapore’s sovereign wealth fund, to acquire assets that align with the Company’s current investment strategy and criteria.  The Company will serve as general partner and asset manager of the Joint Venture and intends to invest 51% of the equity capitalization of the limited partnership, with GIC investing the remaining 49%.  The Joint Venture intends to finance assets with an anticipated 50% overall leverage target. The Company will earn fees for providing services to the Joint Venture and will have the potential to earn incentive fees based on the Joint Venture achieving certain return thresholds. The pending acquisition of the Hampton Inn & Suites in Silverthorne, CO is expected to be acquired by the Joint Venture. Financial results of the Joint Venture will be consolidated into the Company’s consolidated financial statements.

Pending Acquisition

An affiliate of the Joint Venture is currently under contract to acquire the 88-guestroom Hampton Inn & Suites located in Silverthorne, Colorado for a purchase price of $25.5 million. Ideally situated near popular ski destinations including Keystone, Breckenridge, Copper Mountain, and Arapahoe Basin, the hotel benefits from strong, year-round leisure demand and a local corporate base. Opened in December 2015, the hotel will require minimal initial capital investment, had trailing twelve-month RevPAR of $153, and hotel EBITDA margin of 45.1 percent for the period ended June 30, 2019, which are premiums to the Company’s pro forma portfolio average. The Company estimates a capitalization rate of 8.3 percent based on management’s current estimate of the hotel’s forward twelve-month net operating income and expects the hotel to generate $0.8 million of EBITDAre from the scheduled acquisition date through the remainder of 2019.

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An affiliate of the Joint Venture is also under contract to acquire two adjacent, contiguous land parcels to the Hampton Inn & Suites Silverthorne, totaling 1.3 acres, for an aggregate purchase price of $2.4 million, which offers an attractive opportunity for a potential future development.

The Joint Venture expects to close the transactions concurrently during the third quarter. The transactions remain subject to customary closing conditions, and no assurances can be made that the transactions will close on the intended timeline, or at all.

Capital Improvements

The Company invested $15.3 million and $32.6 million in capital improvements during the three and six months ended June 30, 2019 and anticipates investing a total of $50.0 million to $60.0 million in capital improvements across its portfolio during 2019.

Capital Markets & Balance Sheet

At June 30, 2019, the Company had the following:

•	Total outstanding debt of $834.4 million with a weighted average interest rate of 4.21 percent.

•	After giving effect to interest rate derivative agreements, $550.8 million, or 66 percent, of the Company’s debt had fixed interest rates, and $283.6 million, or 34 percent had variable interest rates.

•	Undrawn availability on its senior unsecured revolving credit facility of $375.0 million.

•	Total net debt, which the Company defines as total outstanding debt less cash and cash equivalents, to trailing twelve-month pro forma adjusted EBITDAre of 4.2x.

At July 24, 2019, the Company had the following:

•	Total outstanding debt of $834.2 million with a weighted average interest rate of 4.16 percent.

•	After giving effect to interest rate derivative agreements, $550.6 million, or 66 percent, of our debt had fixed interest rates, and $283.6 million, or 34 percent had variable interest rates.

•	Undrawn availability on its senior unsecured revolving credit facility of $375.0 million.

•	Total net debt to trailing twelve-month pro forma adjusted EBITDAre of 4.2x.

Dividends

On July 29, 2019, the Company declared a quarterly cash dividend of $0.18 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The annualized dividend of $0.72 per share and per unit represents an annual dividend yield of 6.2 percent based on the July 30, 2019 closing stock price.

In addition, the Company declared a quarterly cash dividend of:

•	$0.403125 per share on its 6.45% Series D Cumulative Redeemable Preferred Stock.

•	$0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock.

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The common and preferred dividends are payable on August 30, 2019 to holders of record as of August 16, 2019.

2019 Outlook

The Company is providing its updated outlook for the full year 2019 which includes 69 hotels owned as of July 31, 2019 and the pending acquisition of the Hampton Inn & Suites Silverthorne in partnership with GIC, which is expected to close during the third quarter. There are no future acquisitions, dispositions, or additional capital markets activities assumed in the Company’s outlook for full year 2019 beyond those previously mentioned.

FULL YEAR 2019

(Dollars in thousands, except RevPAR and per unit data)

	Low	High
Pro forma RevPAR (70) [1]	$123.75	$126.25
Pro forma RevPAR growth (70) [1]	0.50%	2.50%
RevPAR (same-store 67) [2]	$122.00	$124.50
RevPAR growth (same-store 67) [2]	0.00%	2.00%
Adjusted EBITDAre	$179,600	$187,900
Adjusted FFO	$125,400	$133,800
Adjusted FFO per diluted unit [3]	$1.20	$1.28
Capital improvements	$50,000	$60,000

(1)	As of July 31, 2019, the Company owned 69 hotels and is also under contract to purchase the Hampton Inn & Suites Silverthorne which has been included in the Company’s updated outlook. Pro forma outlook information for the full year 2019 includes operating estimates for 70 hotels as if each hotel had been owned since January 1, 2018.

(2)	As of July 31, 2019, the Company owned 67 same-store hotels. The same-store outlook information includes operating estimates for 67 hotels owned by the Company since January 1, 2018.

(3)	Assumes weighted average diluted common shares and units outstanding of 104,300,000 for the full year 2019.

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Second Quarter 2019 Earnings Conference Call

The Company will conduct its quarterly conference call on Thursday, August 1, 2019, at 9:00 AM ET. To participate in the conference call, please dial 877-930-8101. The conference identification code for the call is 3438916. Additionally, a live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 12:00 PM ET Thursday, August 8, 2019, by dialing 855-859-2056, conference identification code 3438916. A replay will also be available in the Investor Relations section of the Company’s website until October 31, 2019.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of July 31, 2019, the Company’s portfolio consisted of 69 hotels with a total of 10,715 guestrooms located in 24 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

(1) Includes all acquisitions and dispositions completed as of July 31, 2019.

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Investment in hotel properties, net	$1,941,674	$2,065,554
Undeveloped land	2,267	2,267
Assets held for sale, net	493	7,633
Investment in real estate loans, net	31,856	30,700
Right-of-use assets	29,313	-
Cash and cash equivalents	48,796	44,088
Restricted cash	27,066	28,468
Trade receivables, net	21,253	13,978
Prepaid expenses and other	7,634	10,111
Deferred charges, net	4,118	4,691
Other assets	8,751	14,807
Total assets	$2,123,221	$2,222,297
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$829,001	$958,712
Lease liabilities	18,887	-
Accounts payable	5,288	5,391
Accrued expenses and other	72,988	66,050
Total liabilities	926,164	1,030,153

Total stockholders' equity	1,194,803	1,189,849
Non-controlling interests in operating partnership	2,254	2,295
Total equity	1,197,057	1,192,144
Total liabilities and equity	$2,123,221	$2,222,297

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Room	$131,656	$140,650	$259,756	$270,222
Food and beverage	6,280	6,517	12,442	12,846
Other	4,994	5,055	9,684	9,353
Total revenues	142,930	152,222	281,882	292,421
Expenses:
Room	28,413	31,113	56,253	60,118
Food and beverage	4,688	5,107	9,288	10,106
Other hotel operating expenses	39,422	41,578	79,219	81,036
Property taxes, insurance and other	10,695	11,032	22,103	22,030
Management fees	4,458	5,388	9,604	10,740
Depreciation and amortization	23,779	24,954	49,315	50,200
Corporate general and administrative	5,920	5,620	11,910	12,227
Loss on impairment of assets	1,685	-	1,685	-
Total expenses	119,060	124,792	239,377	246,457
Gain on disposal of assets, net	35,520	17,331	39,686	17,288
Operating income	59,390	44,761	82,191	63,252
Other income (expense):
Interest expense	(9,766)	(10,402)	(20,618)	(19,731)
Other income, net	146	3,470	1,447	4,259
Total other income (expense)	(9,620)	(6,932)	(19,171)	(15,472)
Income from continuing operations before income taxes	49,770	37,829	63,020	47,780
Income tax expense	(701)	(152)	(1,051)	(412)
Net income	49,069	37,677	61,969	47,368
Non-controlling interest in Operating Partnership	(112)	(101)	(135)	(104)
Net income attributable to Summit Hotel Properties, Inc.	48,957	37,576	61,834	47,264
Preferred dividends	(3,709)	(3,709)	(7,418)	(9,252)
Premium on redemption of preferred stock	-	-	-	(3,277)
Net income attributable to common stockholders	$45,248	$33,867	$54,416	$34,735
Earnings per share:
Basic	$0.43	$0.33	$0.52	$0.33
Diluted	$0.43	$0.32	$0.52	$0.33
Weighted average common shares outstanding:
Basic	103,896	103,643	103,823	103,572
Diluted	103,937	103,883	103,888	103,892
Dividends per share	$0.18	$0.18	$0.36	$0.36

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations

(Unaudited)

(Dollars in thousands, except per share and unit amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$49,069	$37,677	$61,969	$47,368
Preferred dividends	(3,709)	(3,709)	(7,418)	(9,252)
Premium on redemption of preferred stock	-	-	-	(3,277)
Net income applicable to common shares and common units	$45,360	$33,968	$54,551	$34,839
Real estate-related depreciation (1)	23,677	24,835	49,102	49,958
Loss on impairment of assets	1,685	-	1,685	-
Gain on disposal of assets, net	(35,520)	(17,331)	(39,686)	(17,288)
FFO applicable to common shares and common units	$35,202	$41,472	$65,652	$67,509
Amortization of lease-related intangible assets, net	36	181	71	362
Amortization of deferred financing costs	333	504	714	998
Amortization of franchise fees (1)	102	119	213	242
Equity-based compensation	1,964	1,821	3,316	4,048
Debt transaction costs	1,122	129	1,835	217
Premium on redemption of preferred stock	-	-	-	3,277
Non-cash interest income (2)	(512)	(502)	(1,019)	(1,011)
Non-cash lease expense, net	123	-	279	-
Casualty losses (recoveries), net	278	(2,286)	(149)	(2,068)
AFFO applicable to common shares and common units	$38,648	$41,438	$70,912	$73,574
Weighted average diluted common shares / common units (3)	104,255	104,273	104,261	104,360
FFO per common share / common unit	$0.34	$0.40	$0.63	$0.65
AFFO per common share / common unit	$0.37	$0.40	$0.68	$0.71

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Net Income to Non-GAAP Measures – EBITDAre

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$49,069	$37,677	$61,969	$47,368
Depreciation and amortization	23,779	24,954	49,315	50,200
Interest expense	9,766	10,402	20,618	19,731
Interest income	(71)	(42)	(140)	(69)
Income tax expense	701	152	1,051	412
EBITDA	$83,244	$73,143	$132,813	$117,642
Loss on impairment of assets	1,685	-	1,685	-
Gain on disposal of assets, net	(35,520)	(17,331)	(39,686)	(17,288)
EBITDAre	$49,409	$55,812	$94,812	$100,354
Amortization of lease-related intangible assets, net	36	181	71	362
Equity-based compensation	1,964	1,821	3,316	4,048
Debt transaction costs	1,122	129	1,835	217
Non-cash interest income (1)	(512)	(502)	(1,019)	(1,011)
Non-cash lease expense, net	123	-	279	-
Casualty losses (recoveries), net	278	(2,286)	(149)	(2,068)
Adjusted EBITDAre	$52,420	$55,155	$99,145	$101,902

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Pro Forma Operating Data (1) (2)
Pro forma room revenue	$130,182	$126,656	$250,873	$241,296
Pro forma other hotel operations revenue	11,228	10,869	21,834	20,825
Pro forma total revenues	141,410	137,525	272,707	262,121
Pro forma total hotel operating expenses	86,219	83,810	169,342	163,475
Pro forma hotel EBITDA	$55,191	$53,715	$103,365	$98,646
Pro forma hotel EBITDA Margin	39.0%	39.1%	37.9%	37.6%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$142,930	$152,222	$281,882	$292,421
Total revenues - acquisitions (1)	-	3,271	-	5,306
Total revenues - dispositions (2)	(1,520)	(17,968)	(9,175)	(35,606)
Pro forma total revenues	141,410	137,525	272,707	262,121

Hotel Operating Expenses:
Total hotel operating expenses	87,676	94,218	176,467	184,030
Hotel operating expenses - acquisitions (1)	-	1,314	-	2,455
Hotel operating expenses - dispositions (2)	(1,457)	(11,722)	(7,125)	(23,010)
Pro forma hotel operating expenses	86,219	83,810	169,342	163,475

Hotel EBITDA:
Operating income	59,390	44,761	82,191	63,252
(Gain) loss on disposal of assets, net	(35,520)	(17,331)	(39,686)	(17,288)
Loss on impairment of assets	1,685	-	1,685	-
Corporate general and administrative	5,920	5,620	11,910	12,227
Depreciation and amortization	23,779	24,954	49,315	50,200
Hotel EBITDA	55,254	58,004	105,415	108,391
Hotel EBITDA - acquisitions (1)	-	1,957	-	2,851
Hotel EBITDA - dispositions (2)	(63)	(6,246)	(2,050)	(12,596)
Pro forma hotel EBITDA	$55,191	$53,715	$103,365	$98,646

(1)	Unaudited pro forma information includes operating results for 69 hotels owned as of June 30, 2019, as if all such hotels had been owned by the Company since January 1, 2018. For hotels acquired by the Company after January 1, 2018 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2018, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2018 and June 30, 2019 (the “Disposed Hotels”), the unaudited pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2018 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating statistics)

	2018		2019		Trailing Twelve Months Ended
	Q3	Q4	Q1	Q2	June 30, 2019
Pro Forma Operating Data (1) (2)
Pro forma room revenue	$122,117	$113,523	$120,691	$130,182	$486,513
Pro forma other hotel operations revenue	10,621	10,455	10,606	11,228	42,910
Pro forma total revenues	132,738	123,978	131,297	141,410	529,423
Pro forma total hotel operating expenses	83,396	79,576	83,123	86,219	332,314
Pro forma hotel EBITDA	$49,342	$44,402	$48,174	$55,191	$197,109
Pro forma hotel EBITDA Margin	37.2%	35.8%	36.7%	39.0%	37.2%

Pro Forma Statistics (1) (2)
Rooms sold	781,137	734,631	737,988	797,948	3,051,704
Rooms available	985,657	985,688	964,260	975,035	3,910,640
Occupancy	79.3%	74.5%	76.5%	81.8%	78.0%
ADR	$156.33	$154.53	$163.54	$163.15	$159.42
RevPAR	$123.89	$115.17	$125.17	$133.52	$124.41

Actual Statistics
Rooms sold	855,950	799,113	796,661	808,354	3,260,078
Rooms available	1,082,225	1,072,628	1,043,070	988,075	4,185,998
Occupancy	79.1%	74.5%	76.4%	81.8%	77.9%
ADR	$153.55	$152.40	$160.80	$162.87	$157.35
RevPAR	$121.44	$113.54	$122.81	$133.25	$122.54

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$142,340	$132,509	$138,952	$142,930	$556,731
Total revenues from acquisitions (1)	2,553	-	-	-	2,553
Total revenues from dispositions (2)	(12,155)	(8,531)	(7,655)	(1,520)	(29,861)
Pro forma total revenues	$132,738	$123,978	$131,297	$141,410	$529,423

Hotel Operating Expenses:
Total hotel operating expenses	$90,383	$85,535	$88,791	$87,676	$352,385
Total hotel operating expenses from acquisitions (1)	1,089	-	-	-	1,089
Total hotel operating expenses from dispositions (2)	(8,076)	(5,959)	(5,668)	(1,457)	(21,160)
Pro forma total hotel operating expenses	$83,396	$79,576	$83,123	$86,219	$332,314

Hotel EBITDA:
Operating income	$46,990	$14,957	$22,801	$59,390	$144,138
(Gain) loss on disposal of assets, net	(24,826)	640	(4,166)	(35,520)	(63,872)
Loss on impairment of assets	-	1,075	-	1,685	2,760
Corporate general and administrative	4,852	4,430	5,990	5,920	21,192
Depreciation and amortization	24,941	25,872	25,536	23,779	100,128
Hotel EBITDA	51,957	46,974	50,161	55,254	204,346
Hotel EBITDA from acquisitions (1)	1,464	-	-	-	1,464
Hotel EBITDA from dispositions (2)	(4,079)	(2,572)	(1,987)	(63)	(8,701)
Pro forma hotel EBITDA	$49,342	$44,402	$48,174	$55,191	$197,109

(1)	Unaudited pro forma information includes operating results for 69 hotels owned as of June 30, 2019 as if all such hotels had been owned by the Company since July 1, 2018. For hotels acquired by the Company after July 1, 2018 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from July 1, 2018 to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between July 1, 2018 and June 30, 2019 (the “Disposed Hotels”), the pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from July 1, 2018 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma and Same-Store Data

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Pro Forma (69) (1)
Rooms sold	797,948	785,454	1,535,936	1,505,675
Rooms available	975,035	960,267	1,939,295	1,908,597
Occupancy	81.8%	81.8%	79.2%	78.9%
ADR	$163.15	$161.25	$163.34	$160.26
RevPAR	$133.51	$131.90	$129.36	$126.43

Occupancy change	0.1%		0.4%
ADR change	1.2%		1.9%
RevPAR change	1.2%		2.3%

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Same-Store (67) (2)
Rooms sold	772,098	773,254	1,485,162	1,482,526
Rooms available	946,097	945,945	1,881,737	1,880,775
Occupancy	81.6%	81.7%	78.9%	78.8%
ADR	$161.64	$159.64	$162.45	$159.26
RevPAR	$131.91	$130.49	128.21	$125.54

Occupancy change	-0.2%		0.1%
ADR change	1.3%		2.0%
RevPAR change	1.1%		2.1%

(1)	Unaudited pro forma information includes operating results for 69 hotels owned as of June 30, 2019, as if each hotel had been owned by the Company since January 1, 2018. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 67 hotels owned by the Company as of January 1, 2018, and at all times during the three and six months ended June 30, 2019, and 2018.

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations for Financial Outlook

(Unaudited)

(Dollars in thousands, except per share and unit)

	For the Year Ending December 31, 2019
	Low	High
Net income	$73,900	$82,300
Preferred dividends	(14,800)	(14,800)
Net income applicable to common shares and units	59,100	67,500
Real estate-related depreciation	96,300	96,300
Loss on impairment of assets	1,700	1,700
Gain on disposal of assets, net	(39,700)	(39,700)
Income from non-controlling interest in consolidated joint venture	(200)	(200)
Adjustments from non-controlling interest in consolidated joint venture	(200)	(200)
FFO applicable to common shares and common units	117,000	125,400
Amortization of lease-related intangible assets, net	200	200
Amortization of deferred financing costs	1,400	1,400
Amortization of franchise fees	400	400
Equity-based compensation	6,200	6,200
Debt transaction costs	1,900	1,900
Non-cash interest income	(2,100)	(2,100)
Non-cash lease expense, net	500	500
Casualty recoveries, net	(100)	(100)
AFFO applicable to common shares and common units	$125,400	$133,800
Weighted average diluted common shares/common units (1)	104,300	104,300
FFO per common share and common unit	$1.12	$1.20
AFFO per common share and common unit	$1.20	$1.28

(1)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – EBITDA for Financial Outlook

(Unaudited)

(Dollars in thousands)

	For the Year Ending December 31, 2019
	Low	High
Net income	$73,900	$82,300
Depreciation and amortization	96,700	96,700
Interest expense	39,800	39,700
Interest income	(300)	(300)
Income tax expense	1,300	1,300
EBITDA	211,400	219,700
Loss on impairment of assets	1,700	1,700
Gain on disposal of assets, net	(39,700)	(39,700)
EBITDAre	173,400	181,700
Amortization of lease-related intangible assets, net	200	200
Equity-based compensation	6,200	6,200
Debt transaction costs	1,900	1,900
Non-cash interest income	(2,100)	(2,100)
Non-cash lease expense, net	500	500
Casualty recoveries, net	(100)	(100)
Income from non-controlling interest in consolidated joint venture	(200)	(200)
Adjustments from non-controlling interest in consolidated joint venture	(200)	(200)
Adjusted EBITDAre	$179,600	$187,900

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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